                                 -------------------
                           REGISTRATION STATEMENT UNDER THE
                                SECURITIES ACT OF 1933
                             ----------------------------

                                       FORM 8-K

                                    CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported) March 1, 1999


                                 USA TALKS.COM, INC.
                  (Exact Name of Registrant as Specified in Charter)


          Nevada                                    93-0915593
(Jurisdiction of Incorporation                      (I.R.S. Employer
or Organization)                                    Identification Number)



                      4180 LA JOLLA VILLAGE DRIVE SUITE,  570
                            LA JOLLA, CALIFORNIA  92037
                                    619-546-0550
                      (Address of Principal Executive Offices)




ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     N/A

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     N/A

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     N/A

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     a. Effective March 1, 1999, USA Talks.com, Inc. ("USAT'), formerly SBB, Inc. ("SBB") dismissed its prior certifying accountants, Crouch, Bierwolf & Chisolm, ("CB&C") and retained its new certifying accountants, Singer Lewak Greenbaum & Goldstein, LLP ("SLGG"). CB&C's report on USAT's (formerly SBB,Inc.) financial statements during the two most recent fiscal years, and subsequent interim periods ended March 31, 1998, and June 30, 1998 preceding date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by USAT's Board of Directors, and was not based upon any adverse circumstances regarding the dismissal of CB&C.

     During the last two fiscal years and the subsequent interim periods ended March 31, 1998, and June 30, 1998 preceding the date hereof, there were no disagreements between USAT and CB&C on any matters or accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CB&C, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     None of the "reportable events" described in Item 304(a)(1)(ii) occurred with respect to USAT within the last two fiscal years and the subsequent interim periods to the date hereof.

     b. Effective March 1, 1999, USAT's Board of Directors approved the engagement of SLGG as its principal accountants. During the last two years fiscal years and the subsequent interim periods to the date hereof, USAT did not consult SLGG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of regulation S-K.

ITEM 5.  OTHER EVENTS

     N/A

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     N/A

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     N/A

ITEM 8.  CHANGE IN FISCAL YEAR

     N/A

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   USA Talks.com, Inc.




Dated:  March 1, 1999              By /s/ William H. Ervine, Jr.
                                     -------------------------------------------
                                     William H. Ervine, Jr.,
                                     President